EXHIBIT 99.1

Investor Contact:
Idalia Rodriguez
Axeda Systems Inc.
+1 (610) 407-7345
ir@axeda.com


                  AXEDA SYSTEMS INC. REPORTS 2004 FIRST QUARTER
                                FINANCIAL RESULTS

                  DRM Revenues up 16%, Net Loss Reduced by 45%

Mansfield, MA - April 28 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for the quarter ended March 31, 2004.

Total revenues for the quarter ended March 31, 2004 were $3.5 million, compared to 2003 first quarter total revenues of $3.4 million, in line with the guidance provided by the Company. Revenue from DRM increased by 16%, from $3.0 million in the first quarter of 2003 to $3.5 million in the first quarter of 2004. The Company no longer receives revenue from its discontinued line of PC and hardware products, which contributed $0.4 million to the first quarter of 2003.

The Company's net loss was $(2.6) million, or $(0.08) per share, compared to a net loss of $(4.8) million, or $(0.18) per share, for the first quarter of 2003. This represents a reduction in net loss of 45% from the previous period.

"We are off to a strong start in 2004, meeting our guidance for growth, expanding into new markets and continuing our march towards profitability," stated Robert M. Russell Jr., Axeda chairman and CEO. "Our market leadership position, customer satisfaction, and innovative product suite are providing the essential ingredients for continued success, and have resulted in a surge of visibility for Axeda.

Conference Call Information
Investors may access the Company's conference call to discuss financial results on Wednesday, April 28 5:30 p.m. Eastern Time. The call will be available live at http://www.axeda.com/q1earnings or via dial in to 800-627-7382. A web replay of the call will be available at http://www.axeda.com/q1earnings immediately following the call. A digital recording will be available two hours after the completion of the conference until May 12, 2004, at 706-645-9291, Conference ID: 6656251.

About Axeda(R)
Axeda Systems Inc. (NASDAQ: XEDA) is the leading provider of device relationship management (DRM) enterprise software and services. Axeda helps businesses become more competitive by using the Internet to extract real-time information hidden in their intelligent devices. The Company's flagship product, the Axeda Device Relationship Management System(TM), is a distributed software solution that lets businesses remotely monitor, manage, and service intelligent devices deployed around the world, allowing them to optimize their service, development, sales, and manufacturing operations. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation. Axeda has sales and service offices in the U.S., Europe, and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

About Device Relationship Management
Everyday intelligent devices such as copiers, building control units, medical devices, computers and storage systems, and industrial machines are an important new source of business information. Device relationship management systems allow companies to tap into this valuable information anytime anywhere. Pioneered by Axeda, device relationship management technology provides a distributed information management system that leverages the Internet to allow timely, accurate, and unbiased information to be communicated automatically between intelligent devices, wherever they are deployed around the world, and service personnel or enterprise business systems. Device relationship management helps turn reactive businesses into proactive businesses providing new sources of revenue, increased operational efficiency, and lower costs, with a return on investment that is often measured in months.

(C) 2004 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.


This press release contains certain forward-looking statements that are intended to be covered by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the growing DRM market and our leadership position in the DRM market, among others. Such statements are based on current expectations of future events that involve a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, but are not limited to: our ability to become profitable; uncertainties in the market for DRM solutions and the potential for growth in the DRM market; our ability to raise capital; the potential for NASDAQ delisting; declining sales of our legacy products; our dependence on the cyclical software industry; present and future competition; our ability to manage technological change and respond to evolving industry standards; the long sales cycle for DRM solutions; our customers' ability to integrate our DRM solutions into and deploy their products successfully and in a timely fashion; limited distribution channels; dependence on strategic partners; the difficulty of protecting proprietary rights; the potential for defects in products; claims for damages asserted against us; and risks from international operations. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks and other factors. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Readers are advised to read Axeda Systems' Annual Report on Form 10-K, quarterly reports on Form 10-Q, particularly those sections entitled "Factors That May Affect Future Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.


Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or otherwise release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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


               AXEDA SYSTEMS INC.  AND SUBSIDIARIES
               Consolidated Balance Sheets
               (In thousands)
               Unaudited

                                                                  March 31,      December 31,
                                                                    2004             2003
                                                                    ----             ----

               Current assets:
                 Cash and cash equivalents                          $6,281       $   9,617
                 Accounts receivable, net                            3,156           3,200
                 Prepaid expenses and other current assets             465             428
                                                                    ------       ---------
                        Total current assets                         9,902          13,245

                 Furniture and equipment, net                        1,982           2,229
                 Goodwill                                            3,640           3,640
                 Identifiable intangible assets, net                 1,304           1,423
                 Other assets                                          339             349
                                                                   -------       ---------
               Total assets                                        $17,167       $  20,886
                                                                   =======       =========

               Current liabilities:
                 Current portion of notes payable                    $ 109         $   417
                 Accounts payable                                    1,356           1,253
                 Accrued expenses                                    4,995           4,866
                 Income taxes payable                                  694             733
                 Deferred revenue                                    1,128           1,422
                                                                     -----           -----
                        Total current liabilities                    8,282           8,691

               Non-current liabilities:
                 Other non-current liabilities                         816             862
                 Financing-related liability                         1,869           2,608
                                                                     -----           -----

                        Total liabilities                           10,967          12,161

                        Total stockholders' equity                   6,200           8,725
                                                                     -----           -----

               Total liabilities and stockholders' equity         $ 17,167       $  20,886
                                                                  ========       =========

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
Unaudited


                                                                    Quarter Ended March 31,
                                                                    -----------------------
                                                                     2004              2003
                                                                     ----              ----
Revenues:
  License                                                           $2,334           $ 2,317
  Services and maintenance                                           1,181               963
  Hardware                                                              20               137
                                                                        --               ---
         Total revenues                                              3,535             3,417
                                                                     -----             -----

Cost of revenues:
  License                                                              194               511
  Services and maintenance                                           1,123             1,012
  Software amortization                                                112               157
                                                                       ---               ---
         Total cost of revenues                                      1,429             1,680
                                                                     -----             -----

Gross profit                                                         2,106             1,737
                                                                     -----             -----

Operating expenses:
  Research and development (R&D)
    Non-cash compensation                                                -                28
    Other R&D expense                                                1,091             1,714
  Sales and marketing (S&M)
    Non-cash compensation                                               45                11
    Other S&M expense                                                2,126             2,505
  General and administrative (G&A)
General and administrative (G&A)
    Non-cash compensation                                               30               103
    Other G&A expense                                                1,898             2,561
  Depreciation and amortization                                        263               308
                                                                       ---               ---

         Total operating expenses                                    5,453             7,230
                                                                     -----             -----

Operating loss                                                     (3,347)           (5,493)

Other income (expense):

  Gains on disposals of assets                                           -               743
  Other income (expense), net                                          740              (18)
  Interest income (expense), net                                      (12)                31
                                                                      ----                --

Loss before income taxes                                           (2,619)           (4,737)

  Provision for income taxes                                            20                50
                                                                        --                --

Net loss                                                           $ (2,639)         $ (4,787)
                                                                   =========         =========

Basic and diluted net loss per weighted
 average common share outstanding                                   $(0.08)           $(0.18)
                                                                   =======           =======

Weighted average number of common shares outstanding used in
 calculation of basic and diluted net loss per share                32,413            27,203
                                                                    ======            ======